Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of July 27, 2021 (the “Effective Date”), by and among Palisades Venture Inc. (“Buyer”) and CorpTech Holding Inc., a Delaware Corporation, DBA Landmark Properties Management Group LLC DBA 4Service Cloud Tech (“Seller)

RECITALS

A. Seller is engaged in the business of IT service and support (the “Business”). Seller and Buyer have entered into this Agreement in order to set forth the terms and conditions upon which Buyer will purchase from Seller, and Seller will sell to Buyer, certain assets used or useful in the conduct of the Business.

B. Buyer wishes to acquire substantially all of the assets of Seller and Seller wishes to convey such assets to Buyer, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual considerations contained herein and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

PURCHASE AND SALE OF ASSETS

1.1 Purchase and Sale of Purchased Assets. Seller hereby sells, transfers and assigns to Buyer, free and clear of all liens, encumbrances, security interests or other title defects of any kind (collectively, “Liens”), and Buyer hereby purchases for the consideration provided herein, all of Seller’s right, title and interest in and to all of the assets of Seller existing as of the date hereof other than the Excluded Assets (collectively, the “Purchased Assets”), including, without limitation, the following:

(a) all operating data and records of Seller, including lists of past, current, and prospective customers, clients, and suppliers of the Business, without limitation, those listed on Schedule 1.1(a) (the “Customer List”), the Detailed Customer List will be provided at the Closing and shall not be part of the due diligence;

(b) all books and records related to the Purchased Assets, including but not limited to invoices, collection correspondence; financial, accounting and credit records; and correspondence, budgets, and other similar documents and records (collectively, the “Records”), to the extent transferable by law; provided Seller shall be allowed to keep copies of such records as needed to file tax returns and Seller shall be allowed access to the records as may be necessary to either defend or prosecute any claim by or against Seller, or as may otherwise be reasonably necessary;

(c) all intellectual property associated with the Business, including, without limitation, Seller’s name and other trademarks, trade names, service marks, websites, domain names, email addresses, telephone numbers (to the extent assignable), and trade secrets, including, without limitation, those identified on Schedule 1.1(c) (the “Intellectual Property”); and all of the goodwill of the Business.

(d) All inventory at the day of closing whether sellable or not in as is condition, all equipment used in the operations including Servers computers and all related items located either at the headquarters’ location and at the data Center location in Santa Clara with Coresite/Livewire, chairs, office equipment in as is condition. (Schedule 1.1(d))

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1.2 Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (the “Excluded Assets”): Accounts Receivable up to and through the day of closing, the corporate minute books, stock records, tax and financial, records of Seller, provided that Seller shall make such information available to Buyer as needed before Closing. (Schedule 1.2)

a)	Buyer shall assist Seller in the collection of all accounts receivable on the books by the day of Closing. Any payments made by customers on these accounts receivable shall be immediately delivered or handed to Seller without delays.

1.3 No Assumption of Liabilities. Except as set for the in Schedule 1.3, Buyer shall not assume, and shall not be deemed by anything contained in this Agreement to have assumed, any long-term liabilities or obligations of Seller or any current liabilities or obligations of Seller. All liabilities and obligations shall remain the sole responsibility of Seller, including, without limitation the following (collectively, the “Excluded Liabilities”): (a) any liability for any federal, state or local taxes, state or local property taxes or other taxes of any kind or description; (b) any accrued or other liability to Seller’s employees, including, without limitation, any liability for contributions or payments to be made under any employee benefit plan maintained for the employees of Seller who are participants therein or liabilities related to vacation, sick, or other leave accruing prior to Closing; (c) any liability or obligation (contingent or otherwise) arising out of any litigation relating to the Business; and (d) any other liabilities or obligations of Seller.

1.4 Purchase Price. The purchase price to be paid by Buyer to Seller for the Purchased Assets (the “Purchase Price”) shall be One Hundred and Seventy Five US Dollars ($300,000) which Buyer shall pay in form of convertible debt or cash: Buyer will issue Seller 25,000,000 preferred shares to Seller upon Buyer’s completion of S1 registration and which received SEC approval.

1.5 Closing; Closing Deliveries.

(a) The Closing.

The consummation of the transactions contemplated hereby (the “Closing”) will take place ________, 2021 (the “Closing Date”) via the transfer of fully executed, electronic versions of this Agreement and all other transaction documents via an electronic means mutually agreed to by Buyer and Seller, including facsimile or electronic mail. The transfers and deliveries described in Sections 1.5(b) and Section 1.5(c) shall be mutually interdependent and shall be regarded as occurring simultaneously, and, any other provision of this Agreement notwithstanding, no such transfer or delivery shall become effective or shall be deemed to have occurred until all of the other transfers and deliveries provided for in Sections 1.5(b) and Section 1.5(c) shall also have occurred or been waived in writing by the party entitled to waive the same. Such transfers and deliveries shall be deemed to have occurred and the Closing will be effective as of the 12:01 a.m. on the Closing Date.

(b) Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer each of the following:

(i) A General Assignment and Bill of Sale in the form attached hereto as Exhibit A, executed by Seller (the “Bill of Sale”).

(ii) Evidence that the Seller has paid in full or otherwise discharged all Liens on the Purchased Assets, including, without limitation, UCC termination statements or such other evidences of release and/or termination of all Liens on the Purchased Assets as Buyer shall reasonably request, terminating all such security interests, pledges and liens and other encumbrances.

(iii) Resolutions of the directors of Seller, authorizing the execution and delivery by Seller of this Agreement and the other documents, agreements, instruments, and certificates contemplated hereby, and the performance by Seller of its obligations hereunder and thereunder.

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(iv) A reasonably current good standing certificate (or equivalent document) for Seller issued by the appropriate office of the state of organization of Seller.

(v) All other documents reasonably necessary or appropriate to effectuate the purchase and sale of the Purchased Assets at the Closing

(c) Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller each of the following:

(i) Closing –transfer of shares and or convertible debt documents

(ii) A counterpart of the Bill of Sale executed by Buyer.

(iii) A certification of the secretary of Buyer confirming authorization of the execution and delivery by Buyer of this Agreement and the other documents, agreements, instruments, and certificates contemplated hereby, and the performance by Buyer of its obligations hereunder.

(iv) All other documents reasonably necessary or appropriate to effectuate the purchase and sale of the Purchased Assets at the Closing.

1.6 Allocation of Purchase Price. Buyer and Seller agree that the allocation of the Purchase Price among the Purchased Assets shall be as set forth on Schedule 1.6 attached hereto (the “Purchase Price Allocation”). Buyer and Seller agree to (i) report the sale of the Purchased Assets for federal and state tax purposes in accordance with the Purchase Price Allocation and (ii) not to take any position inconsistent with such allocations on any of their respective tax returns. If any governmental authority disputes the Purchase Price Allocation of either party, the party receiving notice of the dispute will promptly notify the other parties of such dispute.

Article II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represent and warrant to and for the benefit of Buyer as follows:

2.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to conduct its business as it is now being conducted and to own, lease, or use its properties and assets.

2.2 Power and Authority; No Conflict; Consents.

(a) Seller has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement and all documents, instruments or certificates executed by Seller in connection herewith have been validly executed and delivered by Seller and are binding and enforceable against Seller.

(b) The execution and delivery by Seller of this Agreement and all of the other agreements, instruments, certificates and documents contemplated by this Agreement and the performance by Seller of Seller's obligations herein and therein do not require the consent, authorization or approval of any third person or administrative agency or governmental body to which Seller is subject.

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(c) Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will result in any violation by Seller of any law, judgment, order or decree binding on Seller or result in any default by Seller under any mortgage, lease, agreement, indenture or other instrument to which Seller is a party or result in the creation or imposition of any Lien upon any of the properties or assets of Seller (including, without limitation, the Purchased Assets).

(d) There are no direct or indirect shareholders of Seller who are involved in the operation of the Business other than Orie Rechtman.

2.3 Purchased Assets.

(a) Seller (i) is the true and lawful owner of, and has good and marketable title to all of the Purchased Assets and has the right to assign or otherwise transfer to Buyer said Purchased Assets in accordance with the terms of this Agreement, (ii) has the full right to sell, convey, transfer, assign, and deliver the Purchased Assets without the need to obtain consent or approval from any person or entity. All of the Purchased Assets are free and clear of Liens.

(b) Seller has not entered into any contract, agreement, arrangement, commitment, or understanding with, or granted any option or right to, any person or entity other than Buyer with respect to the acquisition, transfer, or other disposition of any of the Purchased Assets.

(c) Upon execution and delivery by Seller to Buyer of the Bill of Sale and any other instruments of conveyance referred to in this Agreement, Buyer will become the true and lawful owner of; and will receive good and marketable title to, the Purchased Assets, free and clear of all Liens.

(d) The sale and assignment of the Purchased Assets contemplated by this Agreement will convey to Buyer all of the assets, properties, and rights that are used or useful in connection with the Business, except the Excluded Assets.

(e) The Purchased Assets, including without limitation the Customer Lists, the Records, and the Intellectual Property, comprise all assets required for the continued conduct of the Business as it is now being conducted and as stated above Article 1 1.1 and 1.2.

(f) BUYER AGREES ALL PURCHASED ASSETS ARE IN AS IS WHERE IS CONDITION.

2.4 Claims; Litigation. There is no claim, litigation, investigation or proceeding pending or, to the knowledge of Seller, threatened against Seller with respect to the Business or the Purchased Assets. No arbitration award, judgment, order, decree or similar restriction is outstanding against or relating to Seller with respect to the Business or any of the Purchased Assets.

2.5 Taxes. Seller has not received notice of any open audit or outstanding notice of deficiency or delinquency with respect to any sales, use or other taxes to which the Business operations are subject. Seller has duly filed or caused to be filed all federal, state and local tax returns and reports required to be filed by Seller. All taxes owed by Seller in connection with the Business (whether or not shown on a tax return) have been paid or will be paid at Closing and such tax returns and reports were correct and complete in all respects.

2.6 Broker’s and Finder’s Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

2.7 Disclosure. Seller’s representations and warranties contained in this Agreement do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

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Article III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to and for the benefit of Seller as follows:

3.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with requisite corporate power and authority to conduct its business as it is now being conducted and to operate and use the Purchased Assets on and after the Closing Date.

3.2 Power and Authority; No Conflict; Consents.

(a) Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement and all documents, instruments or certificates executed by Buyer in connection herewith have been validly executed and delivered by Buyer and are binding and enforceable against Buyer.

(b) The execution and delivery by Seller of this Agreement and all of the other agreements, instruments, certificates and documents contemplated by this Agreement and the performance by Buyer of Buyer 's obligations herein and therein do not require the consent, authorization or approval of any third person or administrative agency or governmental body to which Seller is subject.

(c) Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby will result in any violation by Buyer of any law, judgment, order or decree binding on Buyer or result in any default by Buyer under any mortgage, lease, agreement, indenture or other instrument to which Buyer is a party or result in the creation or imposition of any Lien upon any of the properties or assets of Buyer (including, without limitation, the Purchased Assets).

3.3 Binding Obligation. This Agreement and such documents to which Buyer is a party have been duly executed and delivered by Buyer and each constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

3.4 Broker’s and Finder’s Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.5 Disclosure. Buyer’s representations and warranties contained in this Agreement do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

Article IV

OTHER AGREEMENTS

4.1 Interim Matters.

(a) Transition Services. The Purchased Assets shall include, and there shall be transferred from Seller to Buyer, all of Seller’s rights in and to all websites (including www.4service.com and www.4servicecloudtech.com), phone and fax numbers used in connection with the Business. Seller agrees to cooperate with Buyer in executing all necessary documents to effect the transfer of the foregoing websites, phone and fax numbers to Buyer. Notwithstanding anything to the contrary contained herein, Seller agrees (i) to remain current with payments for all telephone and internet services for the Business (the “IT Services”) through the date of Closing and (ii) following Closing, at Buyer’s cost, to maintain the IT Services until they are transferred to Buyer (or Buyer establishes alternate IT Services), for a period not to exceed ninety (90) days. For a period of ninety (90) days following the date of Closing, Seller shall make available to Buyer use of the existing data management system utilized by Seller in operating the Business or seller will provide a disc copy in order to allow Buyer to operate the Business.

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(b) Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall (x) conduct the Business in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact its current Business organization and operations franchise and to preserve the rights, goodwill and relationships of its employees, customers, suppliers, regulators and others having relationships with the Business.

(c) Conduct of Business Post Closing. Seller will make himself available free of charge for no more than forty hours to assist in training and the transition of the business during the first month and thereafter be available to respond to questions by E mail or telephone calls in a reasonable manner by both parties.

(d) Use of Name. Within 14 days after the Closing, Seller shall file an amendment to Seller’s articles of incorporation to change the name of Seller. Seller shall send Buyer the filed amendment within 14 days of receipt. Seller and Shareholder shall not use or employ in any manner, whether directly or indirectly, the name “Landmark Properties management Group LLC.” (or any variants thereof), and it or he shall not license or grant to any person the right, or permit any person to use any of such names or any variants thereof. Buyer will file a DBA for the name 4Service and 4Service Cloud Tech and shall get a full use of the name

(e) Additional Diligence and Cooperation. Seller shall provide Buyer with immediate and timely access to the President and such person or group familiar with the finances and financial condition of Seller, and all documents, business records, and systems relating to the Business or the Purchased Assets which are reasonably requested by Buyer at any time prior to Closing. Seller agrees to cooperate with Buyer in negotiating and securing any of the Licenses and Permits with the State of California. Buyer shall perform all such diligence within twenty-one (21) days of receipt of the information.

4.2 Employment Matters. Seller has no employees other than Orie Rechtman who would also remain president, secretary, CFO and board member. Seller shall remain responsible for all benefits of its employees, and their respective beneficiaries, accruing prior to the Closing Date, including any employment, bonus, incentive or other compensation arrangements, any obligations under any employee plan maintained by or contributed to or by Seller, any continuation coverage rights under Seller’s health plan to which they may be entitled, any severance obligations and bonus retention or related obligations, if any, whether or not under the terms of specific employment agreements between Seller and the employees and including any earned, but unused vacation, all of which shall be paid to such employees by Seller before the close of business on the Closing Date (including all accrued, but not yet awarded, vacation time of the employees). Unless Buyer enters into an employment arrangement with an employee, all employment with the Company shall be at-will and nothing in this Agreement shall otherwise be construed as a guarantee of continuing employment.

Article V

INDEMNIFICATION

5.1 Indemnification by Seller. Seller shall indemnify and hold harmless Buyer and each of its affiliates, shareholders, directors, officers, employees and agents (“Buyer Indemnitee”) from any and all claim, loss, damage, liability, deficiency, costs and expenses (including without limitation, penalties and interest and reasonable legal and accounting fees) (collectively, “Losses”) directly or indirectly relating to, resulting from, arising out of or incidental to (a) any material inaccuracy in or breach of any representation or warranty made by Seller herein with Seller’s actual knowledge; (b) any material breach of any covenant or obligation made or incurred by Seller herein or any other document delivered in connection herewith or therewith; (c) any of the retained liabilities of Seller; and (d) any tax liability of Seller or the Business amounts due and owing, or claimed to be due and owing.

5.2 Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller and each of its affiliates, shareholders, directors, officers, employees and agents from any and all Losses resulting from or arising out of (a) any material inaccuracy in or breach of any representation or warranty made by Buyer with Buyer’s actual knowledge; and (b) any material breach of any covenant or obligation made or incurred by Buyer herein or any other document delivered in connection herewith or therewith.

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Article VI

MISCELLANEOUS

6.1 Termination.

(a) This Agreement may, by written notice given at or prior to the Closing in the manner herein provided, be terminated and abandoned:

(i) By mutual written consent of Seller and Buyer; or

(ii) By Buyer, if in the event that there has been a material misrepresentation in this Agreement by Seller, or a material breach of any of Seller’s representations, warranties or covenants set forth herein or in the event the Closing fails to take place on or before _____ _________, 2022; or

(iii) By Seller, if in the event that there has been a material misrepresentation in this Agreement by Buyer, or a material breach of any of Buyer’s representations, warranties or covenants set forth herein or if the Closing fails to take place on or before _ ________, 2022; or

(b) If this Agreement is terminated pursuant to this Section, then all further obligations of the parties hereunder shall terminate; provided, however, that if this Agreement is so terminated by one party because one or more of the conditions to such party’s obligations hereunder is not satisfied as a result of the other party’s (i) failure to comply with its obligations under any provision of this Agreement, or (ii) material breach of a representation, warranty, or covenant contained herein, then the terminating party’s right to pursue all remedies under this Agreement and applicable law with respect to such failure or breach shall survive such termination unimpaired.

6.2 Survival. The representations and warranties contained in this Agreement shall survive the closing of the transactions contemplated by this Agreement for a period of one (1) year; provided, however the representations and warranties set forth in Section 2.5 shall survive until the expiration of the applicable statute of limitations with the appropriate taxing authorities. The covenants and agreements contained in this Agreement shall survive the closing of the transactions contemplated by the Agreement.

6.3 Expenses. Except as otherwise expressly provided in this Agreement, each of the parties hereto will bear its respective expenses incurred in connection with the preparation, negotiation, execution, and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants.

6.4 Further Assurances. Each of the parties hereto agrees to furnish such information, to do all acts and things, and to execute and deliver such agreements, documents, certificates, and instruments as shall from time to time be reasonably required to effectuate the terms and provisions of this Agreement.

6.5 Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other parties hereto.

6.6 No Third-Party Beneficiaries. This Agreement and all of its provisions are for the sole and exclusive benefit of the parties hereto, and nothing contained or referred to in this Agreement shall be deemed to confer upon any person other than the parties hereto any right (whether legal or equitable), benefit, claim, or remedy.

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6.7 Severability. In the event any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent such provision (or part thereof) is invalid, illegal, or unenforceable.

6.8 Governing Law; Submission to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to its conflicts of laws provisions.

(b) Any legal suit, action or proceeding arising out of or based upon this Agreement, the other transaction documents or the transactions contemplated hereby or thereby may be instituted in the Federal Courts of the United States of America or the courts of the State of California located in the County of Los Angeles, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

6.9 Rules of Construction. Unless the context clearly indicates to the contrary, the following rules apply to the construction of this Agreement: (i) references to the singular include the plural, and references to the plural include the singular; (ii) words of the masculine gender include correlative words of the feminine and neuter genders; (iii) the headings or captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement, nor affect its meaning, construction, or effect; and (iv) the term “person” means any individual, corporation, partnership (whether general or limited), limited liability company, joint venture, estate, trust, association, organization, or other entity or governmental body. In addition, the parties hereto acknowledge and agree that each party has retained counsel in connection with the negotiation and preparation of this Agreement, and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any schedule or exhibit hereto.

6.10 Notices. Any notice or other communication required or permitted by or in connection with this Agreement shall be in writing and shall be made by facsimile (with written confirmation of receipt), or by hand delivery (with written confirmation of receipt), or by nationally recognized overnight delivery service, or by certified mail (return receipt requested, postage prepaid), addressed to the parties at the appropriate address or facsimile number set forth below or at such other address or facsimile number as may be hereafter specified by written notice by the parties to each other. Notice shall be considered given as of the earliest of the date of actual receipt, or the date of the facsimile or hand delivery, one (1) calendar day after delivery to an overnight delivery service, or three (3) calendar days after the date of mailing, independent of the actual date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein.

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If to Seller:

Corptech Holding Inc.,

P.O.Box 6630

Woodland Hills CA, 91367

__________________

If to Buyer:

Palisades Venture Inc.

21200 Oxnard St. Box 6630 Woodland Hills, CA 91367

6.11 Incorporation of Schedules and Exhibits. All schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

6.12 Entire Agreement; Amendment; Waiver. This Agreement, together with all schedules and exhibits hereto, contains the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior discussions, understandings, and agreements (whether oral or written) between them with respect thereto. No amendment to, or modification or waiver of, any of the terms of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of such amendment, modification or waiver is sought. No failure or delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege, or the exercise of any other right, power, or privilege.

6.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

SELLER:

By:	/s/ Orie Rechtman
Name:	Orie Rechtman
Title:	President

BUYER:

By:	/s/ Orie Rechtman
Name:	Orie Rechtman
Title:	President

Signature Pages to Asset Purchase Agreement

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List of Schedules/Exhibits to Asset Purchase Agreement

Schedule 1.1(a)	-	Customer List Attached
Schedule 1.1(c) Schedule 1.1(d) Schedule 1.2	-	Intellectual Property – Customer list Assets included See balance sheet attached Assets excluded None
Schedule 1.3	-	Assumed Liabilities See balance sheet attached
Schedule 1.6	-	Purchase Price Allocation Attached
Exhibit A	-	General Assignment and Bill of Sale Attached

LIST OF SCHEDULES/EXHIBITS TO ASSET PURCHASE AGREEMENT

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Schedule 1.1(a)

customer list

Customer Name	Customer ID	Sales Rep	Contact	Telephone 1	E-mail	Type
ASPEN MEDICAL PRODUCTS	ASPEN		ACCTS PAYABLE	949-681-0200		BACKUP
Athlon Advisors	Athlon Advisors	Alfredo Gonzalez		410-672-8040	cschipske@athlonadvisors.com	CLOUD
FIRST UNITED METHODIST CHURCH	BFUMC	ANDREAS RAAB	Donna Michel	818-845-1531	DMichel@bfumc.net	CLOUD
Costell and Adelson	Costell and Adelson	Norman Calderon		310 458 5959	HYoungblood@costell-law.com	CLOUD
FREDMAN LIEBERMAN PEARL LLP	FKL	Alfredo Gonzalez	ACCTS PAYABLE	310-284-7350	deborah@fl-lawyers.net	CLOUD
Howard Fredman ADR	FredmanADR			310 994 6811	HSFLawyer@gmail.com
LOS ANGELES BAR ASSOCIATION	LOS ANGELES		ASPET AMIRKHANIAN	213 727 2727	jquesada@lacba.org	CLOUD
Parts Services Inc.	Parts Services			3106662942	lareligoins@gmail.com
IB Construction, Inc.	PHWS	Alfredo Gonzalez	Jason Wilson	8889422349	jason@ibcfix.com	CLOUD
SILVER LAW GROUP	SILVER LAW GROUP	Alfredo Gonzalez	Perry Silver	310 9991046	psilver@thesilverlawgroup.com	CLOUD
Principal Wealth Group.	STOCKER WOODS FINANC	Alfredo Gonzalez	DOUG KING	9405661212	Janet@principalwealthgroup.com	CLOUD
Wolf Wallenstein & Abrams, APC	WOLF GROUP L.A.	Alfredo Gonzalez	Donna Levine	310-460-3528	swhite@wolfwallenstein.com	CLOUD

Schedule 1.1(a) – Customer List

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Schedule 1.1

intellectual property

Intellectual property consists of Goodwill Customer list.

Schedule 1.1(c) – Intellectual Property

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Schedule 1.1(d)

OTHER ASSETS INVENTORY AND FF&E

Balance sheet July 31st 2021

ASSETS

Current Assets
CASH IN BANK	$1,811.72
ACCOUNTS RECEIVABLE	43,602.93
TRANSFER TO CD	–
Total Current Assets	45,414.65

Property and Equipment
VEHICLE	–
ACCUMULATED VEHICLE DEPRECIATION	–
FIXED ASSETS	852.61
Total Property and Equipment	852.61

Other Assets	–
Total Other Assets	0.00

Total Assets	$46,267.26

LIABILITIES AND CAPITAL

Current Liabilities
ACCOUNTS PAYABLE	$1,047.24
FEDERAL PAYROLL TAXES	–
STATE PAYROLL TAXES	–
SALES TAX PAYABLE	–
CREDIT CARD	–
LOAN PAYMENT	–
PAYROLL TAXES	–
Total Current Liabilities	1,047.24

Long-Term Liabilities
LOANS PAYABLE PRIUS	–
LOANS	–
SHAREHOLDERS LOAN	–
Total Long-Term Liabilities	0.00

Total Liabilities	1,047.24

Schedule 1.1(d) – Other Assets Inventory and FF&E

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Schedule 1.2

EXCLUDED ASSETS AR AND PERSONAL ITEMS

None

Schedule 1.2 Excluded Assets

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Schedule 1.3

assumed liabilities

See balance sheet attached

Schedule 1.3 – Assumed Liabilities

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Schedule 1.6

Purchase PRICE ALLOCATION

50% of purchase price is allocated to the continuing services of Oriel Rechtman as CEO of Palisades Venture

50% allocated to Goodwill and other assets as reflected on Balance sheet attached

Schedule 1.6 – Purchase Price Allocation

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EXHIBIT A

GENERAL ASSIGNMENT AND BILL OF SALE

(see attached)

Exhibit A

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GENERAL ASSIGNMENT AND BILL OF SALE

This General Assignment and Bill of Sale is entered into as of July 27, 2022 by and between Palisades Venture Inc a Wyoming Corporation (“Buyer”) and CorpTech Holding Inc., DBA Landmark PMG LLC, 4Service and 4Service Cloud Tech Delaware Corporation (“Seller”).

WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which Seller is selling to Buyer and Buyer is purchasing from Seller the Purchased Assets.

WHEREAS, all capitalized terms used herein which are not otherwise defined shall have the meaning given to such terms in the Purchase Agreement.

NOW, THEREFORE, Seller, for and in consideration of the purchase price set forth in the Purchase Agreement, does hereby grant, bargain, sell, assign, alienate, remise, release, convey, transfer, set over and confirm unto Buyer and its successors and assigns free and clear of all liens and encumbrances, all right, title and interest of Seller in and to the Purchased Assets, and all applicable warranties relating to the Purchased Assets.

TO HAVE AND TO HOLD the Purchased Assets unto Buyer, its successors and assigns, to and for its and their use and benefit forever.

Seller covenants and agrees that, at any time and from time to time, it will, upon the written request of Buyer, do, execute, acknowledge and deliver all such further acts, deeds, instruments, transfers, powers of attorney or assurances as may be reasonably requested by Buyer from time to time for the purpose of confirming the sale, transfer and assignment of the Purchased Assets to Buyer.

The representations, warranties, covenants and agreements of Seller and Buyer that are set forth in the Purchase Agreement or in any schedule, certificate, financial statement or other document delivered pursuant to the Purchase Agreement shall survive the execution and delivery of this General Assignment and Bill of Sale, and the parties shall be entitled to indemnification with respect thereto as provided in the Purchase Agreement.

The provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of Seller and Buyer.

This General Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles of conflicts of laws.

This General Assignment and Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. This General Assignment and Bill of Sale may be executed by facsimile, pdf or similar means of electronic communication, and such facsimile, pdf or other electronic signature shall be deemed the same, and equally enforceable, as an original.

IN WITNESS WHEREOF, this General Assignment and Bill of Sale has been executed and delivered on the date first above written.

SELLER:
CorpTech Holding Inc., DBA landmark PMG
LLC 4Service and 4Service Cloud Tech a
Delaware Corporation

By:	/s/ Orie Rechtman
Name:	Orie Rechtman
Title:	President

BUYER:

By:	Palisades Venture Inc.
Name:	Orie Rechtman
Title:	President

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